Exhibit 5.1

138 MARKET STREET • LEVEL 28 CAPITAGREEN • SINGAPORE 048946

TELEPHONE: 65.6538.3939 • FACSIMILE: 65.6536.3939

BUSINESS REGISTRATION NUMBER: 53213023E

16 May 2023

To:

Maxeon Solar Technologies, Ltd.

8 Marina Boulevard #05-02

Marina Bay Financial Centre

018981, Singapore

Dear Sirs

Re:	MAXEON SOLAR TECHNOLOGIES, LTD. (THE “COMPANY”) – SHELF REGISTRATION STATEMENT ON FORM F-3

1.

We have acted as Singapore law advisors to the Company, a company incorporated under the laws of the Republic of Singapore, as to Singapore law in connection with the filing of a shelf registration statement on Form F-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on or about 16 May 2023 in connection with the authorisation of the issuance and sale from time to time, on a delayed basis, of (i) ordinary shares of the Company (the “Ordinary Shares”), (ii) preferred shares of the Company (“Preferred Shares” and together with the Ordinary Shares, the “Shares”) (ii) warrants to purchase Ordinary Shares (“Warrants”), (iii) one or more series of debt securities of the Company (the “Debt Securities”) to be issued pursuant to an indenture in the form attached as Exhibit 4.6 to the Registration Statement (an “Indenture”), between the Company and the trustee (the “Trustee”) to be named in such Indenture as trustee, and one or more supplements thereto, in each case establishing the terms of each such series, (iv) subscription rights evidencing the right to purchase Ordinary Shares, Preferred Shares and Debt Securities (“Rights”), (v) purchase contracts to purchase Ordinary Shares or other securities (“Purchase Contracts”), and (vi) units that include any of the Ordinary Shares, Preferred Shares, Warrants, Rights, Purchase Contracts and Debt Securities, in any combination (the “Units”). The Shares, Debt Securities, Warrants, Rights, Purchase Contracts and Units are collectively referred to herein as the “Securities”. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as warrant agent. The Rights may be issued under one or more rights agreements (each, a “Rights Agreement”) between the Company and a third party to be identified therein as rights agent. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent. The Purchase Contracts may be issued under one or more purchase contact agreements (each, a “Purchase Contract Agreement”) between the Company and a third party to be identified therein as the purchase contract agent. The Indenture, the Warrant Agreements, the Purchase Contract Agreements, the Rights Agreements and the Unit Agreements are herein collectively called the “Documents”.

16 May 2023 Page 2

2.	Unless otherwise provided in this opinion, capitalised terms used in this opinion shall have the meanings given to them in the Registration Statement.

3.	For the purposes of giving this opinion, we have examined and relied on the following documents:

(a)	an electronic copy (in Adobe Acrobat form) of the Registration Statement;

(b)

copies of the following documents in relation to the Company, in each case certified as being true and correct copies of the originals as at 16 May 2023 under an officer’s certificate executed by an authorised signatory of the Company dated 16 May 2023 (the “Officer’s Certificate”):

(i)	the certificate of incorporation of the Company dated July 16, 2020 issued by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”);

(ii)	the certificate confirming incorporation upon conversion of the Company dated July 15, 2020 issued by ACRA confirming the Company’s conversion to a public company;

(iii)

the constitution of the Company adopted by the Company on 26 August 2020, in effect on the date hereof (the documents referred to in paragraphs 3(b)(i), 3(b)(ii) and this 3(b)(iii) together being the “Constitutional Documents”); and

(iv)	a copy of the certificate issued to the Company under Section 61(7) of the Companies Act 1967 of Singapore (the “Companies Act”) dated 16 July 2020;

(v)	the certificate of good standing of the Company dated 16 May 2023 issued by ACRA confirming that the Company remains in good standing;

(vi)	the written resolutions dated 13 May 2023 of the board of directors (the “Board”) of the Company (the “Board Resolutions”); and

(vii)

the resolution passed at the annual general meeting of the Company held on 31 August 2022 to approve the Board to issue shares pursuant to Section 161 of the Companies Act (the “Shareholder Resolution”);

(c)	a copy of our search on 16 May 2023, at 5.00pm (Singapore time) of the online business profile of the Company conducted with ACRA (the “ACRA Search”);

(d)	a copy of:

(i)	the civil cases, appeal cases and enforcement cases searches for 2020, 2021, 2022 and 2023 conducted on 16 May 2023, at 5.00pm (Singapore time);

(ii)	the bankruptcy searches for 2020, 2021, 2022 and 2023 conducted on 16 May 2023, at 5.00pm (Singapore time); and

(iii)

the winding up searches for 2020, 2021, 2022 and 2023 conducted on 16 May 2023, at 5.00pm (Singapore time);(the “Litigation and Insolvency Searches”, and together with the ACRA Search, the “Searches”); and

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(e)	originals or copies (certified or otherwise) of such other documents as we have considered relevant to the rendering of this opinion.

4.

This opinion is being rendered to you in connection with the filing of the Registration Statement. Save as expressly provided in paragraph 8 of this opinion, we express no opinion whatsoever with respect to any document described in paragraph 3 herein or any Document or Security.

5.

This opinion is given only with respect to Singapore law in force and published at the date of this opinion as applied by the Singapore courts. We have made no investigation of, and therefore express or imply no opinion as to, the laws of any other territory or as to the application of Singapore or any other law by any other courts. To the extent that the laws of any jurisdiction other than Singapore may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws. Our opinion is given only with respect to matters of law and we necessarily do not opine on matters of fact. We have made no independent investigation or undertaken any independent verification of, any matters set out in the Officer’s Certificate.

6.

This opinion is given on the basis that it is governed by and shall be construed in accordance with Singapore law as at the date of this opinion. We do not undertake any responsibility to advise you of any change to this opinion after this date. We have taken instructions solely from the Company.

7.	For the purposes of giving this opinion, we have assumed:

(a)

the genuineness of all signatures (and that each signature is that of the person so named), stamps and seals on all documents and the authenticity and completeness of all documents submitted to us as originals;

(b)	the conformity to the executed originals of all documents submitted to us in translated, certified, photostatic, electronic or faxed or copy form;

(c)

that each of the documents submitted or made available to us for examination is true, complete and up-to-date and has not been revoked, repudiated, terminated, amended or superseded, and there are no other agreements, arrangements or understandings (whether oral or written) which would affect our analysis of such documents as stated in this opinion;

(d)	the truth, correctness and completeness of all statements, representations and warranties as to matters of fact contained in all documents listed in paragraph 3;

(e)

that each of the Constitutional Documents referred to in paragraph 3(b) above are true, accurate, complete and up-to-date as of the dates referred to in paragraph 3(b) and have not been amended, terminated, superseded or otherwise discharged and constitute the Constitution in its entirety as of such dates, and no resolution or other action has been passed or taken which could affect or amend the Constitutional Documents in the forms examined by us;

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(f)

that there will be no amendments to the Constitutional Documents or the laws applicable to the Company or the Securities that would have the effect of rendering any of our opinions in paragraph 8 inaccurate;

(g)	that the directors of the Company:

(i)	have been duly appointed in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time;

(ii)

have acted and will act in good faith and in the best interests of the Company in approving the preparation, execution and filing of the Registration Statement with the Commission, the entry into the transactions contemplated in the Registration Statement, and the execution of, and entry into, the Documents, and without intention to defraud any of the creditors of the Company; and

(iii)

have each disclosed and will disclose any interest which he may have in the transactions contemplated in the Registration Statement and the Documents in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time and none of the directors of the Company has or will have any interest in such transactions except to the extent permitted by the Companies Act and the constitution of the Company in force at that time;

(h)	in relation to the Board Resolutions, that:

(i)

they were duly passed at properly convened meetings of duly appointed directors of the Company, or as the case may be, duly passed in the form of circulating resolutions in writing, in accordance with the provisions of the Constitutional Documents and the Companies Act;

(ii)	the approvals conferred by the copies submitted to us for examination have not been revoked, rescinded, superseded, modified or amended in any way and are in full force and effect;

(iii)

the facts on which the Board Resolutions were based were true and the decisions of the directors approving the applicable Board Resolutions, were taken in good faith and on reasonable grounds for believing that the transactions contemplated thereby would be most likely to promote the success of the Company for the benefit of its members as a whole; and

(iv)	no other resolution or action has been taken which could affect the validity of the Board Resolutions;

(i)	in relation to the Shareholder Resolution, that:

(i)	they were duly passed by the shareholders of the Company in accordance with its Constitutional Documents and the Companies Act;

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(ii)	the approvals conferred by the copies submitted to us for examination have not been revoked, rescinded, superseded, modified or amended in any way and are in full force and effect; and

(iii)	no other resolution or other action has been taken which could affect the validity of the Shareholder Resolutions;

(j)	that all relevant documents have been provided to us by the officers of the Company for inspection for the purposes of this opinion;

(k)

that the information revealed by the Searches was accurate in all respects, has not since been altered or added to and did not fail to disclose any information which had been delivered for filing but did not appear on the public file at the time of the Searches;

(l)	that the persons who execute the Documents and Securities on behalf of the Company:

(i)	will be persons authorised in relevant corporate resolutions of the Company;

(ii)	will have full legal capacity to execute such Documents and Securities; and

(iii)	will intend the Company to be bound by such Documents and Securities;

(m)

the absence of fraud, bad faith, undue influence, coercion, duress, mistake or misrepresentation on the part of any party to the Documents or the Securities and its respective officers, employees, agents and advisers;

(n)	that valid consideration, if required, will be furnished for the entry into the Documents and for the issuance of the Securities;

(o)

that the Shares to be issued will be duly registered in the names of the persons who subscribe for or purchase the Shares in the Register of Members of the Company, or in the name of the Depository Trust Company or its nominee, as the case may be, and the certificates for the Shares will be duly issued and delivered;

(p)

that the Company will have obtained, at the time of each grant and issuance of the Shares (including any Shares duly issued: (i) upon the exercise of any duly issued Warrants exercisable for Shares, (ii) upon the exercise of any duly issued Rights exercisable for Shares, (iii) upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Shares, (vi) as a component of a Unit, or (vii) to the extent applicable, in connection with any Purchase Contract), upon issuance and delivery of certificates (or book-entry notation if uncertificated), a mandate from the shareholders of the Company to issue such Shares pursuant to Section 161 of the Companies Act (the “Share Issue Mandate”) and such Share Issue Mandate will not have expired in accordance with its terms or been previously revoked or varied by the Company in a general meeting;

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(q)

that, to the extent applicable, at the time of any purchase of Shares by the Company under any Purchase Contract or Purchase Contract Agreement (if any): (i) such purchase shall comply with the provisions of Section 76B of the Companies Act; and/or (ii) the Company will have obtained the necessary mandate from the shareholders of the Company to purchase such Shares pursuant to, and will undertake any such purchase in accordance with the provisions of, Sections 76C, 76D, 76DA or 76E of the Companies Act (as applicable) (the “Share Buyback Mandate”), such Share Buyback Mandate will not have expired in accordance with its terms or been previously revoked or varied by the Company in a general meeting and, in relation to any Share Buyback Mandate, no votes have been or will be cast by any person whose shares are proposed to be purchased or acquired by the Company or by his associated persons in respect of any shareholder resolution seeking such Share Buyback Mandate;

(r)

that any Securities issuable upon conversion, exchange or exercise of any other Security will have been authorised and reserved for issuance, in each case within the limits of the then remaining authorised but unreserved and unissued amounts of such Securities;

(s)	with respect to any Securities, that:

(i)	the Registration Statement in the form examined by us, and any amendments thereto, will have become effective (and will remain effective) at the time of issuance of any Securities thereunder;

(ii)

a prospectus supplement (a “Prospectus Supplement”) describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission;

(iii)

each Document relating to such Securities shall have been duly authorized pursuant to, and executed and delivered on behalf of the Company in accordance with, the terms and subject to the conditions set out in relevant resolutions duly passed by the Board (or an authorised committee thereof) and, where applicable, resolutions duly passed by the Shareholders of the Company;

(iv)

in respect of any Securities consisting of any series of Debt Securities, if the issuance of such Securities constitutes financial assistance for the purposes of Section 76 of the Companies Act, all required approvals from the Board and/or the Shareholders of the Company for such financial assistance have been obtained in accordance with Section 76 of the Companies Act;

(v)

the definitive terms of each class or series of Securities shall have been or will be established in accordance with resolutions duly passed by the Board (or an authorised committee thereof) and, where applicable, resolutions duly adopted by the Shareholders of the Company (including, in particular, in respect of the establishment of the Preferred Shares), and in accordance with the provisions of the relevant Document under which the Securities are created, issued and delivered;

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(vi)

such Securities (including any Securities issuable upon conversion, exchange or exercise of any other Security) shall have been duly authorised, executed, authenticated (where applicable), issued and delivered in accordance with the terms and subject to the conditions set out in relevant resolutions duly passed by the Board (or an authorised committee thereof) and, where applicable, resolutions duly passed by the Shareholders of the Company, the Registration Statement, the Constitutional Documents and the provisions of the relevant Document under which the Securities are created, issued and delivered;

(vii)

such Securities, and each Document relating to such Securities, as executed and delivered, do not or will not, at the relevant time, violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and

(viii)

such Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(ix)

that all forms, returns, documents, instruments, exemptions or orders required to be lodged, filed, notified, advertised, recorded, registered or renewed with any governmental body or agency outside Singapore, at any time prior to, on or subsequent to the issue of the Securities, for the issuance and sale of the Securities, have been duly lodged, filed, notified, advertised, recorded, registered or renewed and that any conditions in relation to such lodgement, filing, notification, advertisement, recording, registration or renewal have been satisfied;

(t)

that, as set out in the Registration Statement and any Prospectus Supplement, the offer and sale of the Shares in Singapore will be made only in accordance with the applicable provisions of the Securities and Futures Act 2001 of Singapore (the “SFA”) (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA;

(u)

that at each time of entry into a Document and, where applicable, a Security, and at each time of issuance and sale of the Securities, the Company will be existing and in good standing under the laws of Singapore with the requisite capacity, power and authority to execute, deliver and perform its obligations under each Document and, where applicable, each Security to which it is a party, and to issue and sell the Securities;

(v)

that at each time of entry into a Document and, where applicable, a Security, and at each time of issuance and sale of the Securities, each other party to each Document and, where applicable, Security, will be existing and in good standing (where such concept is legally relevant) under the laws of its jurisdiction of incorporation, with the requisite capacity, power and authority to execute, deliver and perform its respective obligations under each Document and, where applicable, each Security to which it is a party;

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(w)

that each Document will be validly entered into (including, in each case, prior to the issuance of Securities thereunder), will be governed by and construed in accordance with the laws of the State of New York and will constitute a legal, valid, binding and enforceable obligation of each party thereto under the laws of the State of New York;

(x)

that the choice of law and jurisdiction provisions relating to the Documents and Securities were made for bona fide purposes and are valid and binding under all relevant laws (other than the laws of Singapore) and that none of the opinions expressed below would be affected by any law or public policy of any jurisdiction other than Singapore;

(y)	that none of the Registration Statement, Documents or any of the transactions contemplated respectively thereunder constitutes or will constitute a sham;

(z)

no party to the Documents or Securities is, or will be, engaging in misleading, deceptive or unconscionable conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Documents or Securities which might render the Documents or Securities or any transaction contemplated thereby or any associated activity illegal, void or voidable, and there are no dealings between the parties that affect or have any implications for the opinions expressed herein;

(aa)

that the status of the Documents and the Securities as legal, valid, binding and enforceable obligations of each of the parties thereto will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorisations from, or to make required registrations, declarations or filings with, governmental authorities;

(bb)

that all consents, approvals, notices, filings, publications and registrations that are necessary under any applicable laws or regulations and all other requirements for the legality, validity and enforceability of the Documents or the Securities (other than necessary under the laws and regulations of Singapore in respect of the matters set out in paragraph 8 of this opinion) in order to permit the execution, delivery or performance of the Documents or, where applicable, the Securities or to protect or preserve any of the interests (whether by way of security or otherwise) created by the Documents or the Securities, have been (and have not been withdrawn) or will be made or obtained within the period permitted by such laws or regulations and will remain in full force and effect, and that any conditions to which they are subject have been (or will be) satisfied;

(cc)

that all acts, conditions or things required to be fulfilled, performed or effected in connection with the Documents and the Securities under the laws of any jurisdiction (other than necessary under the laws and regulations of Singapore in respect of the matters set out in paragraph 8 of this opinion) will be duly fulfilled, performed and complied with;

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(dd)

that the execution of the Documents, the performance of the obligations under the Documents, and the delivery of, and the performance of the obligations, where applicable, under, the Securities will: (A) be in compliance with (i) applicable laws and regulations in Singapore, and (ii) the provisions of the Constitutional Documents in force at the time, and (B) not conflict with, be contrary to or breach any contractual or other obligations binding on the parties to the Documents or the Securities, including under any agreements or instruments to which such parties are party;

(ee)	that the performance by each party to the Documents and Securities of its obligations thereunder are private and commercial acts and no party:

(i)	is entitled to claim immunity from suit, execution attachment or legal process in any proceedings taken in Singapore or any other jurisdiction in relation to the Documents or Securities; or

(ii)

engages or proposes to engage in any industry, activity or business, or own any property or asset, that causes or would cause it to be subject to special legislation, regulation, orders, or decrees not applicable to companies or partnerships generally (including, without limitation, those regulations applicable only to banks, financial institutions, insurance companies, public utilities or investment companies);

(ff)

that no foreign law is relevant to or affects the opinions expressed, or conclusions stated in this opinion and none of the opinions expressed in paragraph 8 below would be affected by any law or public policy of any jurisdiction outside Singapore, and insofar as the laws of any jurisdiction outside Singapore may be relevant, such laws have been or will be complied with;

(gg)

that no party to the Documents or the Securities (including the Company) will be unable to pay its debts within the meaning of Section 125(2) of the Insolvency, Restructuring and Dissolution Act 2018 or would otherwise be insolvent or deemed to be insolvent pursuant to any legislation applicable to it at the time of executing the Documents or the Securities, and will not, as a consequence of executing the Registration Statement, the Documents or the Securities, become unable to pay its debts within the meaning of that section or otherwise be insolvent or deemed to be insolvent pursuant to any applicable legislation;

(hh)

that no party to the Documents or the Securities (including the Company) will have passed any voluntary winding-up resolution or resolution to appoint a liquidator, and that no petition has been presented to or order made by any competent court for the winding up of each of the parties to the Documents or the Securities, and that no resolution has been passed nor any petition presented to or order made by any competent court in connection with the appointment of a judicial manager or receiver in relation to the parties to the Documents or the Securities;

(ii)

that the transactions contemplated under the Documents and the Securities will not have been rescinded or terminated and no party to the Documents or the Securities will have breached and will be in default of any provision of the Documents or the Securities to which it is a party; and

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(jj)	that nothing in the Documents or the Securities and/or such other documents entered into by the Company would have the effect of rendering any of our opinions in paragraph 8 inaccurate.

8.

Based on the assumptions set out in paragraph 7 above and subject to the reservations, qualifications and observations set out in paragraph 9 below and any matters of fact not disclosed to us, we are of the opinion that:

(a)	the Company is a company validly existing and in good standing under the laws of Singapore;

(b)	the Company has the corporate power to execute and deliver the Documents, to offer, execute and issue the Securities and to perform its obligations under the Documents and the Securities;

(c)

upon requisite resolutions being duly passed by the Board (or an authorised committee thereof) and, where applicable, resolutions being duly passed by the Shareholders of the Company, the Company will have taken all necessary corporate action required under Singapore law and its Constitutional Documents to authorise its execution and delivery of the Documents, to authorise its offering, execution and issuance of the Securities and to perform its obligations under the Documents or the Securities, as the case may be, except that any Share Issue Mandate and any Share Buyback Mandate (if applicable) are subject to annual renewal; and

(d)

when issued, the Shares (including any Shares duly issued: (i) upon the exercise of any duly issued Warrants exercisable for Shares, (ii) upon the exercise of any duly issued Rights exercisable for Shares, (iii) upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Shares, (iv) as a component of a Unit or (v) in connection with any Purchase Contract), will be validly issued, fully paid and non-assessable.

9.	The opinions set out in paragraph 8 above are subject to the following qualifications, reservations and observations:

(a)

We have not investigated or verified the accuracy or completeness of the facts and information, including any statements of foreign law, or the reasonableness of any assumptions, statements of opinion or intention, contained in the Documents and the documents referred to in paragraph 3 of this opinion. We express no opinion as to matters of fact, including any statements of foreign law, or statements of opinion, intention or assumption contained in the documents described in paragraph 3 of this opinion, nor have we attempted to determine whether any material fact has been omitted from such documents or whether particular events have in fact occurred. With respect to matters of fact material to this opinion, we have relied on the statements of the responsible officers of the Company.

(b)

The opinions expressed in paragraph 8 above with respect to the existence and good standing of the Company are based solely on the Searches. For the Searches, we have relied on electronic searches of publicly available records and the records disclosed by such searches may not be complete or up to date. Any search conducted is at a fixed

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point of time and therefore will not reveal information filed with the relevant public registers immediately prior to, or after that date but not entered on the register. In particular, the Searches are not capable of revealing conclusively whether or not: (i) an application or winding up, dissolution, bankruptcy, provisional supervision, administration or judicial management order has been made or a resolution passed for the winding up of a company; (ii) a receiver, judicial manager, liquidator, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer has been appointed; or (iii) an application has been presented to or made to, or an order has been made by, any competent court in Singapore for the Company to reorganize its affairs pursuant to a scheme of arrangement, since notice of these matters may not be filed with ACRA immediately and, when filed, may not be entered on the public database immediately. The Searches were conducted on 16 May 2023, at the respective times set out in paragraphs 3(c) and 3(d) above.

(c)

For the purposes of this opinion, we have assumed that the term “non-assessable” (a term which has no recognised meaning under Singapore law) in relation to the Shares (including any Shares duly issued: (i) upon the exercise of any duly issued Warrants exercisable for Shares, (ii) upon the exercise of any duly issued Rights exercisable for Shares, (iii) upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Shares, or (iv) as a component of a Unit) to be issued means that holders of such Shares, having fully paid up all amounts due on such Shares, are under no further personal liability to make payments to the Company or its creditors or contribute to the assets or liabilities of the Company in their capacities purely as holders of such Shares.

(d)

We have not considered the particular circumstances of any party to the Documents or the Securities nor the effect of any such particular circumstances on the Documents or the Securities or the effect of the transaction contemplated by the Documents or the Securities on any such particular circumstances.

(e)	We give no opinion on public international laws or on the rules of or promulgated under any treaty or by any treaty organisation (including those of Singapore).

(f)	We give no opinion as to tax.

(g)

Certain laws, directives, orders and other regulations (whether relating to United Nations sanctions or otherwise) have in the past been and may from time to time be enacted, passed or issued, the effect of which as a matter of Singapore law might be to restrict the making of any payment and/or the performance of any other obligation under any agreement.

(h)	We express no opinion in respect of any document which is referenced in any Document or, where applicable, any Security but is not itself a Document or Security.

(i)

This opinion is strictly limited to matters stated in paragraph 8 of this opinion and is not to be construed as extending (by implication or otherwise) to all the documents listed in paragraph 3 of this opinion, or to any other matter or document in connection with, or referred to, contemplated by or incorporated by reference, in such documents.

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10.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit and shall not be deemed to admit that we come within the category of persons whose consent is required under Sections 7 and 11 of the Act or to the rules and regulations of the Commission thereunder.

11.

This opinion is only for the benefit of the person to whom it is addressed, subject to the condition that such person accepts and acknowledges that this opinion may not be appropriate or sufficient for such person’s purposes, and is strictly limited to the matters stated in this opinion and is not to be read as extending by implication to any other matter in connection with the Registration Statement or otherwise. Further, except for the filing of this opinion with the Commission as an exhibit to the Registration Statement, this opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, or quoted or referred to in any public document or filed with any governmental body or agency, without our prior written consent.

Yours faithfully,

/s/ Jones Day